UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AMERICAN MORTGAGE ACCEPTANCE COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN MORTGAGE

ACCEPTANCE COMPANY

____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

on

June 12, 2007

____________________

April 26, 2007

To the Shareholders of American Mortgage Acceptance Company:

NOTICE IS HEREBY GIVEN THAT the 2007 annual meeting of the holders of the common shares of beneficial interest of American Mortgage Acceptance Company (our “Company”) will be held on Tuesday, June 12, 2007, at 10:00 A.M. (local time), at the law offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York, for the following purposes:

(1)	the election of seven (7) trustees for a term of one (1) year to expire at the 2008 annual meeting;
(2)	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and
(3)	the transaction of such other business as may properly come before the meeting.

Our board of trustees recommends a vote “FOR” the election of each of the trustee nominees and ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. The accompanying proxy statement contains additional information and should be carefully reviewed by shareholders.

Our board of trustees has fixed the close of business on April 13, 2007, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By Order of the Board of Trustees

J. Larry Duggins Chief Executive Officer

IT IS MOST IMPORTANT THAT YOU SUBMIT YOUR PROXY EITHER BY MAIL, BY TELEPHONE OR ON THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU DECIDE TO DO SO BY MAIL, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED STAMPED, SELF-ADDRESSED PROXY CARD.

YOUR FAILURE TO PROMPTLY RETURN THE PROXY INCREASES THE OPERATING COSTS OF YOUR INVESTMENT.

YOU ARE CORDIALLY INVITED TO PERSONALLY ATTEND THE MEETING, BUT YOU SHOULD VOTE EITHER BY MAIL, BY TELEPHONE OR ON THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

AMERICAN MORTGAGE ACCEPTANCE COMPANY

625 MADISON AVENUE

NEW YORK, NEW YORK 10022

____________________

PROXY STATEMENT

____________________

ANNUAL MEETING OF SHAREHOLDERS

INTRODUCTION

The accompanying form of proxy is solicited on behalf of the board of trustees (the “Board”) of American Mortgage Acceptance Company (which we refer to as our “Company”, “we”, “our” or “us”) for use at the annual meeting of shareholders to be held Tuesday, June 12, 2007, at 10:00 A.M. (local time), at the law offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York, and at any adjournment or postponement thereof (the “Annual Meeting”). On or about April 26, 2007, we first mailed these proxy materials to holders of record of our common shares as of the close of business on April 13, 2007. Our executive offices are located at 625 Madison Avenue, New York, New York, 10022 (telephone: (212) 317-5700).

Common shares represented by properly executed proxy cards received by us at or prior to the Annual Meeting will be voted according to the instructions you indicate on the proxy card. If you do not give any instructions, the persons named on your signed proxy card intend to vote your common shares so represented “FOR” the election of each of the trustee (the “Trustee”) nominees and ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

You may revoke your proxy and reclaim your right to vote by: (i) delivering to our secretary a written notice of revocation bearing a later date than the date of the proxy at or prior to the Annual Meeting; (ii) delivering to our secretary a duly executed, subsequently dated proxy with respect to the same common shares at or prior to the Annual Meeting; or (iii) attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, constitute revocation. Any written notice revoking a proxy should be delivered at or prior to the Annual Meeting to the attention of the Secretary, American Mortgage Acceptance Company, 625 Madison Avenue, New York, New York, 10022.

Our Board recommends a vote “FOR” the election of each of the Trustee nominees and ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

As of April 13, 2007, approximately 8,402,049 common shares were outstanding, with each common share entitled to one vote on all matters that may come before the Annual Meeting.

PROPOSALS BEFORE THE MEETING

Proposal #1: Election of Trustees

At the Annual Meeting, seven Trustees are to be elected for one-year terms expiring in 2008. All of the nominees are currently Trustees of our Company. Trustees are elected by a plurality of the votes cast (assuming the presence of a quorum consisting of holders of a majority of our common shares, whether present in person or by proxy).

The Board has adopted independence standards for Trustees that conform to the independence standards of the American Stock Exchange (“AMEX”). A copy of these independence standards is attached as Appendix A to this proxy statement. The Board has affirmatively determined that each of the nominees for election at the Annual Meeting, other than Messrs. Schnitzer, Duggins and Blau, is independent in accordance with these standards.

Unless holders of our common shares otherwise specify, the common shares represented by duly executed proxies will be voted “FOR” the indicated nominees for election as Trustees.

Our Board has no reason to believe that any of the nominees will be unable or unwilling to continue to serve as a Trustee if elected. However, in the event that any nominee should be unable or unwilling to serve, the common shares represented by proxies received will be voted for another nominee selected by our Board. Each of the nominees listed below has consented to being named as a Trustee nominee in this proxy statement. Our Board recommends a vote “FOR” each of the listed nominees.

The following table sets forth information with respect to each nominee nominated to serve as a Trustee for a term to expire in 2008.

Name of Trustee / Nominee for Election	Age	Principal Occupation
Jeff T. Blau	39

Mr. Blau is a Trustee of our Company. Mr. Blau is also a trustee and the president of The Related Companies, L.P. (“TRCLP”), as well as a managing trustee of Centerline Holding Company, formerly known as CharterMac (“Centerline”) (NYSE:CHC), the indirect parent of our Company’s external advisor. Over the past fifteen years, Mr. Blau has been responsible for directing and overseeing new developments worth over $15 billion in virtually every sector of the real estate industry. In his position as president of TRCLP, Mr. Blau is responsible for new development origination and for strategic oversight of the firm’s affiliated group of companies. Mr. Blau completed his undergraduate studies at the University of Michigan and received his master’s degree in business administration from the Wharton School of the University of Pennsylvania. Mr. Blau is an active member of numerous professional and charitable organizations and currently sits on the board of directors of the Doe Fund, the 14th Street Local Development Corporation / Business Improvement District, ABO, Equinox Holdings, Inc. (an affiliate of TRCLP), and the YMCA of Greater New York. Mr. Blau is a member of Centerline’s investment committee.

J. Larry Duggins	48

Mr. Duggins is the chief executive officer and a Trustee of our Company. Mr. Duggins is also an Executive Managing Director of Centerline Capital Group Inc. (“Centerline Capital”), a subsidiary of Centerline, and is the co-head of Centerline Capital’s commercial real estate group. Mr. Duggins is responsible for overseeing the day-to-day operations of the commercial real estate group, as well as supervising Centerline’s information technology platform. Mr. Duggins also serves as the chief executive officer of Centerline REIT Inc. (“Centerline REIT”), formerly ARCap REIT, Inc., which was acquired by Centerline in August, 2006. Mr. Duggins co-founded REMICap, Centerline REIT’s predecessor, in April 1996. He was

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instrumental in the growth of Centerline REIT into an industry-leading investor and funds manager in subordinate commercial mortgage backed securities. Prior to undertaking that endeavor, he served as managing director of the business acquisition group of Banc One Management and Consulting Corporation. He has been involved in various aspects of mortgage finance and commercial banking for twenty-three years. Mr. Duggins received a master of science in finance in 1983, a master of business administration in 1982, and a bachelor of arts in history in 1980 from Louisiana State University. He is a member of the Counselors of Real Estate, the Commercial Mortgage Securities Association, and the Mortgage Bankers Association, and serves on the board of trustees for the Center for Real Estate at the University of Wisconsin at Madison and on the dean’s advisory council for the E.J. Ourso College of Business at Louisiana State University.

George P. Jahn	66

Mr. Jahn is a Trustee (independent) of our Company. Mr. Jahn recently retired from the New York State Teachers Retirement System (“NYSTERS”), where he directed its $4 billion mortgage investment program for six years. Prior to joining NYSTERS, he managed the conduit origination program for Citicorp Securities, Inc. Mr. Jahn also spent six years as a managing director of Columbia Financial Partners, LP, a private equity group, and was a founding partner of Spence Hill Associates, Inc., a real estate investment banking boutique. He also served as chief executive officer of John Hancock Real Estate Finance and United Jersey Mortgage. Mr. Jahn currently serves as managing director at HIGroup, LLC, a Chicago-based real estate investment bank, and is a member of the investment committee for GSC Group, an investment advisor specializing in credit-based alternative investment strategies. Mr. Jahn received his master of business administration and his bachelor of arts in history from New York University. Mr. Jahn is a member of our Board’s nominating and governance committee (the “Nominating and Governance Committee”).

Harry Levine	60

Mr. Levine is a Trustee (independent) of our Company. Mr. Levine is also the president and owner of Carodan Corporation, a real estate advisory and development firm. Mr. Levine has held a variety of management positions in the Commercial Bank, which is the trust department and holding company of The First National Bank of Chicago (now JPMorgan Chase & Co.). He was the president and co-owner of The Harlan Company, a real estate consulting and development firm in New York City, and the president and trustee of the Princeton Public Library. He is a licensed real estate broker in New Jersey and New York and has served for fifteen years as an adjunct professor at the Columbia University Graduate School of Business, the Rutgers Graduate School of Management and the Columbia University School of Architecture. Mr. Levine is also the chairman of Cheney Flashing Company, a Trenton, New Jersey-based industrial manufacturer. Mr. Levine received his master of business administration in finance and accounting from the University of Chicago, and his bachelor of arts in economics from Yale University. Mr. Levine is a member of our Board’s compensation committee (the “Compensation Committee”).

Scott M. Mannes	48

Mr. Mannes is a Trustee (independent) of our Company. Mr. Mannes is a managing director of First National, a specialty lender to the golf course industry. Mr. Mannes is also a principal in the Norseman Group, LLC, which is a credit-focused mezzanine lender to single tenant property owners. Prior to these activities, Mr. Mannes was a key participant in the development and evolution of the investment banking and merchant banking operations during his nine-year tenure at ContiFinancial Corporation, most notably as co-president of ContiFinancial Services Corporation. Prior to joining ContiFinancial in 1990, Mr. Mannes spent seven years with Financial Guaranty Insurance Company, developing the first financial guaranties applied to sub-prime mortgage loan securitizations. Mr. Mannes received an undergraduate degree from State University at Albany (“SUNY Albany”) and received a master of public administration from the Rockefeller School of Public Affairs and Policy at SUNY Albany. Mr. Mannes is the chairman of the Nominating and Governance Committee and a member of our Board’s audit committee (the “Audit Committee”) and Compensation

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		Committee.
Stanley R. Perla	63

Mr. Perla is a Trustee (independent) of our Company. Mr. Perla, a licensed certified public accountant, was with the firm of Ernst & Young LLP for thirty-five years, the last twenty-five of which he was a partner. His area of expertise for the past forty years was real estate, and he was also responsible for the auditing of public and private companies. Mr. Perla served as Ernst & Young’s national director of real estate accounting, as well as on Ernst & Young’s national accounting and auditing committee. He is an active member of the National Association of Real Estate Investment Trusts and the National Association of Real Estate Companies. Mr. Perla also served on the real estate committees of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants. In addition, Mr. Perla has been a frequent speaker on real estate accounting issues at numerous real estate conferences. He currently serves as a member of the board of directors and the chair of the audit committee of Madison Harbor Balanced Strategies, Inc., and is a vice president and the director of internal audit of Vornado Realty Trust (NYSE: VNO). Mr. Perla is also the chairman of the Audit Committee and is a member of the Nominating and Governance Committee.

Marc D. Schnitzer	46

Mr. Schnitzer is chairman of the Board of our Company and also is the chief executive officer and president of Centerline as well as a member of the board of trustees of Centerline. Mr. Schnitzer directs the day-to-day operations of Centerline and is responsible for corporate development and strategic planning. Mr. Schnitzer is a member of the executive committee of the board of directors of the National Multi Housing Council and a vice president of the Affordable Housing Tax Credit Coalition. Mr. Schnitzer joined Centerline’s predecessor in 1988 after receiving his master of business administration from the Wharton School of the University of Pennsylvania in December 1987. From 1983-1986, Mr. Schnitzer was a financial analyst with First Boston Corporation, an international investment bank. Mr. Schnitzer received a bachelor of science in business administration, summa cum laude, from the Boston University School of Management in 1983.

Proposal #2: Ratification of Appointment of Independent Auditor

The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007, and the Board has directed that the selection of the independent registered public accounting firm be submitted for ratification by the shareholders at the Annual Meeting.

Shareholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is not required by the Company’s trust agreement, bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the shareholders for ratification as a matter of what it considers to be good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting.

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MANAGEMENT

Our Board directs the management of the business of our Company but retains Centerline/AMAC Manager Inc, as our advisor (our “Advisor”) to manage our day-to-day affairs. Our Advisor is indirectly owned by Centerline. Our Board delegates to our Advisor responsibilities with respect to, among other things, overseeing our portfolio of assets and acquiring and disposing of investments.

Meetings and Attendance

During 2006, our Board held twenty (20) meetings, the Audit Committee held six (6) meetings, the Compensation Committee held one (1) meeting and the Nominating and Governance Committee held three (3) meetings. The average attendance in the aggregate of the total number of Board and committee meetings was 88.4%. During the fiscal year, no incumbent Trustees, other than Mr. Blau, attended fewer than 75% of the total number of meetings of the Board and the committees on which he served. Mr. Blau attended 70% of all Board meetings.

Our Company does not have a formal policy requiring Trustees to be present at annual meetings, although we do encourage their attendance.

Trustees and Executive Officers

As of the date of this proxy statement, the size of the Board is eight members, with one vacant seat due to the retirement of Alan Hirmes on March 15, 2007. On March 19, 2007, the Board approved a reduction in the size of the Board to seven members with Mr. Rosan not standing for re-election after his term expires on the date of the Annual Meeting. As of the date of this proxy statement, the Trustees and executive officers of our Company are as follows:

Name	Age	Office Held	Year First Became Officer/Trustee	Term Expires
Jeff T. Blau	39	Trustee	2005	2007
Daryl J. Carter	51	President	2006	Not applicable
J. Larry Duggins	48	Trustee and Chief Executive Officer	2006	2007
George P. Jahn	66	Trustee (independent)	2007	2007
Harry Levine	60	Trustee (independent)	2006	2007
Robert L. Levy	41	Chief Financial Officer	2006	Not applicable
Scott M. Mannes	48	Trustee (independent)	2006	2007
Stanley R. Perla	63	Trustee (independent)	2004	2007
Richard M. Rosan	65	Trustee (independent)	2004	2007
Marc D. Schnitzer	46	Chairman	2005	2007

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Biographical information with respect to Messrs. Blau, Duggins, Jahn, Levine, Mannes, Perla and Schnitzer is set forth under “PROPOSALS BEFORE THE MEETING – Proposal #1: Election of Trustees” above.

RICHARD M. ROSAN, 65, is a Trustee (independent) of our Company. Mr. Rosan is the president of the Urban Land Institute Worldwide (“ULI”), a post he has held since 1992. ULI, a globally focused organization with an international membership of over 35,000 real estate professionals, is considered the preeminent think tank in land use development. In addition to the duties of leading ULI, Mr. Rosan is also the president of the ULI Foundation, the philanthropic arm of the ULI. Mr. Rosan is an architect and a fellow of the American Institute of Architects. Prior to his service at ULI, Mr. Rosan spent twenty-two years in New York City in several capacities, including 12 years with the City of New York, ending as its economic development director, six years as president of the Real Estate Board of New York, and five years in the private development business working as project director on several large New York City development projects. Mr. Rosan is also a trustee of the National Building Museum. Mr. Rosan holds a bachelor of arts from Williams College and a master of architecture from The School of Architecture at the University of Pennsylvania. He also completed post-graduate work in urban planning at the University of Cambridge, England. Mr. Rosan is a member of the Audit Committee and the chairman of the Compensation Committee.

DARYL J. CARTER, 51, is the president of our Company.  Mr. Carter is also an Executive Managing Director of Centerline Capital and the co-head of Centerline Capital’s commercial real estate group. Mr. Carter, together Mr. Duggins, is responsible for the day-to-day operations and overall strategic direction of Centerline Capital’s commercial real estate group, including its national origination platform, loan servicing portfolio and new business development. Mr. Carter joined the Company from Capri Capital Advisors, LLC ("Capri"), a pension fund advisory firm with over $2 billion in assets under management, which he co-founded in 1992. Mr. Carter served as chief executive officer of Capri's mortgage banking business, Capri Capital Finance. Prior to Capri, Mr. Carter was regional vice president for Westinghouse Credit Corporation, the financial services subsidiary of Westinghouse, where he oversaw their Western U.S. real estate operations. Before that, he was a second vice president in the real estate division of Continental Bank in Chicago. Mr. Carter holds dual master’s degrees in architecture and management, both received from the Massachusetts Institute of Technology in 1981. He received a bachelor of science in architecture from the University of Michigan in 1977. Mr. Carter is a trustee of the ULI, chair of the finance committee of the National Multifamily Housing Association, and vice chairman of the commercial board of governors of the Mortgage Bankers Association. Mr. Carter formerly served as an independent director of Catellus Development Corporation, a publicly held real estate investment trust. Additionally, he serves on the dean’s advisory council of Massachusetts Institute of Technology’s Sloan School of Management.

ROBERT L. LEVY, 41, is the chief financial officer of our Company and Centerline.  Mr. Levy joined Centerline in November 2001 as the director of capital markets.  From 1998 through 2001, Mr. Levy was a vice president in the real estate equity research and investment banking departments at Robertson Stephens, an investment banking firm in San Francisco.  Prior to 1998, Mr. Levy was employed by Prudential Securities in the real estate equity research group and at the Prudential Realty Group, the real estate investment arm of the Prudential Insurance Company.  He received his master in business administration from the Leonard N. Stern School of Business at New York University and his bachelor of arts from Northwestern University.

Other Officers of Our Company

Other senior officers of our Company are as follows:

DONALD J. MEYER, 56, is chief investment officer of our Company and Centerline Capital. Mr. Meyer’s primary responsibilities include the oversight of all property and credit underwriting, transaction due diligence and the risk management and asset management platforms. Mr. Meyer has twenty-nine years of real estate investment experience. Prior to joining Centerline Capital, Mr. Meyer was the chief investment officer of Capri. Mr. Meyer’s previous experience includes being the managing director and head of the capital markets unit of Cohen Financial, a nationwide mortgage banking firm, the managing director and chief investment officer of Capital Trust, an NYSE-listed mezzanine lender, and eighteen years at First National Bank of Chicago in a variety of assignments in both the real estate and corporate banking groups. During his time at First National Bank of Chicago, Mr. Meyer served as senior credit officer for the bank's $7 billion loan portfolio, head of the real estate loan workout group in the early

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1990s and head of the corporate investments unit responsible for high-yielding real estate assets. Mr. Meyers holds a bachelor of science in finance, with honors, from the University of Illinois.

JOHN J. KELLY, 42, is the chief accounting officer of our Company and Centerline Capital. Prior to joining Centerline Capital in 2004, Mr. Kelly was employed by Vertis Holdings, Inc., and Chancery Lane Capital from 1997 to 2002. Mr. Kelly held prior positions with Pfizer, Inc., Melville Corporation and KPMG. Mr. Kelly holds a bachelor of business administration in accounting from Old Dominion University and is a certified public accountant in New York.

Committees of the Board

Our Board has standing Audit, Compensation and Nominating and Governance Committees. The functions of each committee are detailed in the respective committee charters, which are available on our website at http://www.americanmortgageco.com in the “Investor Relations” section under “Corporate Governance”. Please note that the information on our website is not incorporated by reference in this proxy statement.

Audit Committee

The Audit Committee’s duties include the periodic review of our financial statements and meetings with our independent registered public accounting firm. The Audit Committee must have three (3) members and be comprised solely of independent Trustees. The Audit Committee held six (6) meetings during the year ended December 31, 2006, and is currently comprised of Messrs. Mannes, Perla and Rosan, each of whom the Board has determined to be independent within the meaning of Item 407(d) of Regulation S-K under the Securities and Exchange Commission (“SEC”) regulations and the listing standards of AMEX. In addition, our Board has determined that Mr. Perla is qualified as an Audit Committee financial expert within the meaning of SEC regulations and the listing standards of AMEX. Mr. Perla is the chairman of the Audit Committee. During 2006, we amended our Audit Committee charter to specify that our internal audit department, including compliance with the Sarbanes-Oxley Act, will be functionally responsible to the chair of the Audit Committee and for administrative purposes will report to the chief financial officer. The Audit Committee is also responsible for the overall administration of our code of business conduct and ethics, including its interpretation and amendment. Our current Audit Committee charter, which is posted on our website at http://www.americanmortgageco.com in the “Investor Relations” section, is also attached to this proxy statement as Appendix B.

Compensation Committee

The Compensation Committee’s duties include the determination of the compensation, if any, for our executive officers and of our Advisor and the administration of our Incentive Share Option Plan (our “Share Option Plan”). The Compensation Committee must have at least two members and be comprised solely of independent Trustees. The Compensation Committee’s function is more fully described in our charter which has been approved by the Board. The charter can be viewed on our website at www.americanmortgageco.com. The Compensation Committee held one (1) meeting during the year ended December 31, 2006 and is currently comprised of Messrs. Levine, Mannes and Rosan, each of whom the Board has determined is independent within the meaning of SEC regulations and the listing standards of AMEX. Mr. Rosan is the Chairman of the Compensation Committee.

In particular, the Compensation Committee’s primary duties are described in the compensation committee charter and include:

•	Administering the Company’s Amended and Restated Incentive Share Option Plan;
•	Recommending to the Board the annual compensation levels for the independent trustees; and
•	Evaluating the Company’s performance and relative shareholder return in comparison to comparable companies

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The compensation committee has authority to retain counsel and other experts or consultants as it deems appropriate, without obtaining the approval of our Board or management.

Nominating and Governance Committee

Duties and Composition. The Nominating and Governance Committee’s duties include recommending to the Board, for its approval, the Trustee nominees for election at any annual or special meeting of our shareholders and overseeing our compliance with legal and regulatory requirements pertaining to corporate governance, including the corporate governance listing requirements of AMEX. The Nominating and Governance Committee must have at least two (2) members and be comprised solely of independent Trustees. The Nominating and Governance Committee held three (3) meetings during the year ended December 31, 2006. The Nominating and Governance Committee is currently comprised of Messrs. Jahn, Mannes and Perla, each of whom the Board has determined is independent within the meaning of SEC regulations and the listing standards of AMEX. Mr. Mannes is the chairman of the Nominating and Governance Committee. Our current Nominating and Governance Committee charter is posted on our website at http://www.americanmortgageco.com in the “Investor Relations” section

Criteria for Nomination. The following requirements, which are currently set forth in our bylaws, help our Nominating and Governance Committee identify Trustee nominees:

•	a majority of Trustees must at all times be independent Trustees;
•	a Trustee must be an individual at least twenty-one years of age who is not under legal disability;
•	a Trustee must have at least three (3) years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage mortgage investments; and
•	at least one independent Trustee must have at least three (3) years of relevant real estate experience.

Shareholder Nominations. Any shareholder entitled to vote at the Annual Meeting may submit a nomination for a Trustee. However, any shareholder entitled to vote at the Annual Meeting generally may nominate one or more persons for election as Trustees at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by U.S. mail, postage prepaid, to our secretary not later than: (i) with respect to an election to be held at an annual meeting of shareholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Trustees, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of our shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a Trustee of the Company, if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Communication with Trustees

You may communicate directly with the Board of our Company by sending correspondence to our Company’s secretary at: Secretary, American Mortgage Acceptance Company, 625 Madison Avenue, New York, New York, 10022. The sender should indicate in the address whether it is intended for the entire Board, the independent Trustees as a group, or to an individual Trustee. Each communication intended for the Board or independent Trustees received by the Secretary will be promptly forwarded to the intended recipients in accordance with the sender’s instructions.

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Other Corporate Governance Initiatives

We have adopted a code of business conduct and ethics that applies to our Trustees and executive officers, including our chief financial officer, as well as all employees of our Advisor.

We regularly monitor developments in the area of corporate governance and continue to enhance our corporate governance structure based upon a review of new developments and recommended best practices. Our corporate governance materials, including our corporate governance guidelines, code of business conduct and ethics, whistle blower policy (which is incorporated in our code of business conduct and ethics) and standing committee charters may be found on our website at http://www.americanmortgageco.com in the “Investor Relations” section under “Corporate Governance”. Copies of these materials are also available to shareholders upon written request to our secretary at: Secretary, American Mortgage Acceptance Company, 625 Madison Avenue, New York, New York, 10022.

Our Advisor

The officers of our Advisor provide services to our Company. All of the voting shares of our Advisor are indirectly owned by Centerline.

The directors and senior officers of our Advisor are set forth below:

Centerline/AMAC Manager Inc.

Name	Age	Offices Held	Year First Became Officer/Director
Marc D. Schnitzer	46	Director / President	1991 / 2005
Donald J. Meyer	56	Chief Investment Officer	2005
Daryl J. Carter	51	Executive Managing Director	2006
Robert L. Levy	41	Chief Financial Officer	2002

Biographical information with respect to Messrs. Carter, Levy and Meyer is set forth under “MANAGEMENT – Trustees and Executive Officers” above. Biographical information with respect to Mr. Schnitzer is set forth under “PROPOSALS BEFORE THE MEETING – Proposal #1: Election of Trustees” above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and Trustees, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

During the fiscal year ended December 31, 2006, all of our Trustees, executive officers and greater-than-ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2006, the Compensation Committee consisted of Messrs. Rosan, Levine and Mannes. No Compensation Committee member had any interlocking relationships requiring disclosure

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under applicable rules and regulations. No Compensation Committee member was employed by the Company as an officer or employee during 2006. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or the Compensation Committee.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) included in this proxy statement with management. Based on the review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement.

COMPENSATION COMMITTEE :

Richard M. Rosan —Chairman

Harry Levine

Scott M. Mannes

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and the Audit Committee Report are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

COMPENSATION DISCUSSION AND ANALYSIS

Our Advisor, at its expense, provides all personnel necessary to conduct our regular business, including our executive officers. Accordingly, we do not pay cash compensation to our executive officers. The only element of compensation that the Company may provide for executive officers is long term incentive compensation pursuant to our Share Option Plan. The purpose of the Share Option Plan is (i) to attract and retain qualified persons as Trustees and officers, (ii) to enhance shareholder value by aligning the financial interests of our executive officers (who are employees of our Advisor or its affiliates) with those of our shareholders, and (iii) provide our executive officers with an incentive to manage the Company from the perspective of owners of the Company. Maintaining the plan allows the Company the opportunity to carry out the purpose of the long-term incentive plan, if the Compensation Committee chooses to do so. The Compensation Committee did make option awards to the executive officers during 2006 because the executive officers were fully compensated by our Advisor.

Cash and Other Compensation

Our executive officers and other personnel who conduct our regular business are employees of our Advisor or its affiliates. We do not pay or accrue any salaries, bonuses or other compensation to our officers, other than options which may be granted under our Share Option Plan. We pay various fees and reimbursements to our Advisor for advisory and other services performed under an Advisory Agreement, as further described in the “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS — Advisory Agreement” section of this proxy statement. An affiliate of our Advisor pays all salaries, bonuses and other compensation (other than options which may be received under our Share Option Plan) to the officers of our Advisor, including such officers who also serve as officers of our Company. We understand that our Advisor takes into account the performance of the Company as a factor in determining the compensation of its officers, and such compensation may be increased or decreased depending on the Company’s performance. In addition to compensation for services performed for the Company, our executive officers may receive compensation for services performed for various affiliated entities of our Advisor. Such compensation may be based in part on our performance. However, our Advisor cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our officers that relates exclusively to their services to us.

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Equity-based Compensation

Our Share Option Plan is structured to link the compensation of our executive officers and other personnel with our performance. Therefore, the Compensation Committee may only grant options if certain performance metrics are met. Additionally, the number of options which may be granted under the plan each year is limited.

Pursuant to our Share Option Plan, if our distributions per common share in the immediately preceding calendar year exceed $1.45 per common share, the Compensation Committee has the authority to issue options to purchase shares (in discretionary amounts up to the maximum reserve authorized under the Share Option Plan). The number of options which may be granted will be set at levels that the Compensation Committee believes to be consistent with others in our industry. However, the aggregate amount of options that may be granted for any particular year is limited to that number of common shares which is equal to 10% of the aggregate number of common shares outstanding as of December 31 of the immediately preceding calendar year (subject to any limitations imposed by the national securities exchange or national quotation system upon which the Company is listed). This is the “life maximum” for our Share Option Plan.

All options granted by the Compensation Committee pursuant to our Share Option Plan will have an exercise price equal to or greater than the fair market value of the common shares on the date of the grant. The maximum option term is ten years from the grant date. The options may vest immediately upon issuance or in accordance with the determination of the Compensation Committee.

For the year ended December 31, 2006, we distributed $3.00 per common share. Therefore, the Compensation Committee was authorized to issue options for the year ended December 31, 2006. No options, however, have been granted in 2006 or previous years to our current named executive officers, because the Compensation Committee exercised its discretion not to grant such awards, on the premise that the executive officers’ compensation from our Advisor was appropriate and sufficient.

Policies Regarding Equity-Based Compensation

The Company has a policy that permits it to recover incentive compensation (cash or equity) that was based on achievement of financial results that were subsequently the subject of a restatement if an executive officer engaged in intentional misconduct that caused or partially caused the need for the restatement and the effect of the wrongdoing was to increase the amount of bonus or incentive compensation.

The Company does not presently have equity or ownership requirements or guidelines for our executive officers. The Company has a policy prohibiting executive officers from hedging the economic risk of such ownership. Because the Company does not directly compensate its executive officers, the Company does not consider prior amounts of compensation received by executive officer from the Company in setting future compensation levels.

The Company does not in any way plan to time future option awards to the release of material non-public information. Finally, the Company did not engage in any benchmarking of long-term compensation.

Accounting and Tax Considerations

Under Statement of Financial Accounting Standard 123 (revised 2004) (“FAS 123(R)”), grants of share options result in an accounting charge for the Company. The accounting charge is equal to the fair value of the options being issued.

Section 162(m) of the Internal Revenue Code (the “Code”) limits the deduction for compensation paid to the chief executive officer and next four highest compensated executive officers to the extent that compensation of a particular executive exceeds $1,000,000 in any one year. Exceptions are made for qualified performance-based compensation in accordance with the Code and corresponding regulations. It is our goal to have compensation paid to our executive officers qualify as performance-based compensation deductible for federal income tax purposes under Section 162(m). Given the fact that we are presently externally managed by our Advisor and the only

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compensation that currently may be paid to our executive officers are options pursuant to our Share Option Plan, it is unlikely that Section 162(m) will present any concerns.

TRUSTEE COMPENSATION

Our Board is comprised of a majority of members that are independent of management. We currently have eight Trustees (five of whom are independent Trustees). During 2006, Independent Trustees received compensation for serving as independent Trustees at the rate of $20,000 per year payable in cash (or in common shares at the Trustee’s discretion) in addition to an expense reimbursement for attending meetings of our Board. The Chairman of the Audit Committee received an additional $5,000 in cash for serving on the Audit Committee. The independent Trustees also received $500 for each in-person meeting and $250 for each telephonic meeting of the Board they attended The table below summarizes the compensation paid by the Company to independent trustees, each of whom are non-employees, for the fiscal year ended December 31, 2006. Non-independent Trustees do not receive any compensation for serving as Trustees.

The Board has approved an increase in the independent trustee compensation, commencing after the 2007 annual shareholders meeting, from $20,000 per year to $30,000 per year, payable in cash (or in common shares at the Trustee’s discretion) in addition to an expense reimbursement for attending meetings of our Board. The Chairman of the Audit Committee will receive an additional $5,000 in cash for serving on the Audit Committee. The independent Trustees also will receive $1,000 for each in-person meeting and $500 for each telephonic meeting of the Board they attend (although no additional fee will be paid for more than one meeting held on the same day).

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards (2)(4) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
George P. Jahn (3)	2,644	1,644	0	0	0	0	4,288
Harry Levine (3)	6,137	4,137	0	0	0	0	10,274
Scott M. Mannes	18,250	10,000	0	0	0	0	28,250
Stanley R. Perla	25,500	10,000	0	0	0	0	35,500
Richard M. Rosan	19,500	10,000	0	0	0	0	29,500

(1)

Mr. Schnitzer, the Company’s chairman of the Board, Mr. Blau, Mr. Duggins and Mr. Hirmes are not included in this table as they are non-independent Trustees and thus receive no compensation for their services as Trustees.

(2)

Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) and includes shares that were issued on January 3, 2007, for 2006 services. These share for each Trustee are included in the security ownership table below.

(3)

Mr. Jahn joined the Board on November 2, 2006, and Mr. Levine joined the Board on August 3, 2006. The amounts shown represent pro-rated amounts for annual fees and additional fees for meetings attended.

(4)	All of the independent Trustees elected to receive one-half of the cash portion of fees due to them as additional

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shares awards with the same value.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 31, 2007, no one was known by us to be the beneficial owner of more than five percent of the outstanding common shares of our Company.

As of March 31, 2007, Trustees and executive officers of our Company and directors and executive officers of our Advisor owned, directly or beneficially, common shares as follows:

Name	Title	Amount and Nature of Beneficial Ownership	Percent of Class
Jeff T. Blau	Trustee of our Company	17,329 common shares(1)	*
George P. Jahn	Trustee of our Company	97 common shares	*
Harry Levine	Trustee of our Company	245 common shares	*
Stanley R. Perla	Trustee of our Company	5,329 common shares	*
Richard M. Rosan	Trustee of our Company	2,944 common shares	*
Scott M. Mannes	Trustee of our Company	2,605 common shares	*
Marc D. Schnitzer	Chairman of the Board of our Company; Director and President of our Advisor	12,611 common shares	*
J. Larry Duggins	Trustee and Chief Executive Officer of our Company	No common shares	*
Daryl J. Carter	President of our Company; Executive Managing Director of our Advisor	No common shares	*
Robert L. Levy	Chief Financial Officer of our Company and our Advisor	No common shares	*
Donald J. Meyer	Chief Investment Officer of our Company and our Advisor	No common shares	*
All executive officers and Trustees of our Company (and directors and executive officers of our Advisor) as a group (11 persons)		41,160 common shares	*

*less than 1% of the outstanding common shares.

(1)	4,829 of these common shares are indirectly owned by Yukon Holding, LLC, of which The Related Companies, L.P., is an indirect equity owner.
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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have and will continue to have certain relationships with our Advisor and its affiliates. However, there have been no direct financial transactions between us and our Trustees and officers or the directors and officers of our Advisor.

Transactions with our Advisor

Advisory Agreement

Our Company and our Advisor are parties to an Advisory Agreement pursuant to which our Advisor is obligated to use its best efforts to seek out and present to us, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with our investment and conflicts policies and objectives, and consistent with investment programs our Board may adopt from time to time in conformity with our declaration of trust. The term of the Advisory Agreement is one (1) year. If there is any dispute as to the fee structure (including the termination fee described below) upon any renewal, such dispute will be subject to arbitration. As explained more fully below, in March 2007 our Board approved amendments to our Advisory Agreement (see - “Terms of Amended Advisory Agreement” below).

Although our Board has continuing exclusive authority over our management, the conduct of our affairs, and the management and disposition of our assets, our Board has delegated to our Advisor, subject to the supervision and review of our Board and consistent with the provisions of our declaration of trust, the power and duty to: (i) obtain, furnish and/or supervise the services necessary to manage the day-to-day operation of the Company and to perform any ministerial functions in connection therewith; (ii) seek out and present to us, whether through its own efforts or those of third parties retained by it or with which it contracts, suitable investment opportunities which are consistent with our investment objectives and policies as adopted by our Trustees from time to time; (iii) exercise absolute discretion in decisions to evaluate, originate, acquire, retain, sell, service, and negotiate for the waiver, amendment or modification of terms, prepayment or restructuring of mortgages and our other investments and, if applicable, coordinate with government agencies and government-sponsored entities in connection therewith; (iv) recommend investment opportunities consistent with our investment objectives and policies and negotiate on our behalf with respect to potential investments and our holdings or the disposition thereof; (v) establish and manage our securitization and capital market programs; (vi) upon request, cause an affiliate to serve as the owner of record for, or servicer of, our investments if such affiliate is qualified to do so and, in that capacity, to hold escrows, if applicable, on behalf of mortgagors in connection with the servicing of mortgages, which it may deposit with various banks, including banks with which it may be affiliated; (vii) obtain for or provide to us such other services as may be required in acquiring, holding or disposing of investments, disbursing and collecting our funds, paying our debts and fulfilling our obligations, and handling, prosecuting and settling any of our claims, including foreclosing and otherwise enforcing mortgages and other liens securing investments; (viii) obtain for or provide to us such services as may be required for property management, mortgage brokerage and servicing, and other activities relating to our investment portfolio; (ix) from time to time, or as requested by our Trustees, make reports to us as to its performance of the foregoing services; and (x) do all things necessary to assure its ability to render the services contemplated herein.

Fees and Other Compensation Terms of Advisory Agreement Effective During 2006

During 2006, pursuant to the terms of our Advisory Agreement, our Advisor was entitled to receive the fees and other compensation set forth below:

Fees / Compensation / Points (1)	Amount
Asset management fee	Equal to 1.75% per annum of shareholders’ equity, as defined in the agreement.

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Annual incentive fee

Subject to (A) a minimum annual distributions being made to shareholders from cash available for distribution of $1.45 per share and (B) the Company achieving at least annual Adjusted Funds From Operations per share of $1.60, excluding non-cash capital gains or losses due to the recording of fair value hedges (net of the annual incentive fee), the Advisor was entitled to receive incentive compensation for each fiscal year in an amount equal to the product of: (A) 25% of the dollar amount by which (1) adjusted funds from operations of the Company (before the annual incentive fee) per share (based on the weighted average number of shares outstanding), excluding non-cash capital gains or losses due to the recording of fair value hedges, exceed (2) an amount equal to the greater of: (a) (i) the weighted average of (x) $20 (the price per share of the initial public offering) and (y) the prices per share of any secondary offerings by the Company multiplied by (ii) the Ten-Year U.S. Treasury Rate plus 2% per annum; and (b) $1.45 multiplied by (B) the weighted average number of shares outstanding during such year.

Loan origination fees	Our Advisor was entitled to receive, with respect to each mortgage investment originated by us, all of the origination fees paid by borrowers.
Termination fee

If the Advisory Agreement is terminated without cause or not renewed pursuant to the terms of the Advisory Agreement, the Advisor will be entitled to receive a termination fee on the termination date: (A) if the termination date occurs on or prior to March 28, 2010, a fee equal to (1) four times the asset management fee the Advisor would have been entitled to receive from us during the four-calendar-quarter period immediately preceding the effective date of such termination, plus (2) four times the annual incentive fee the Advisor would have been entitled to receive from us during the four-calendar-quarter period immediately preceding the effective date of such termination; or (B) if the termination date occurs after March 28, 2010, the greater of (1) (a) two times the asset management fee the Advisor would have been entitled to receive from us during the four-calendar-quarter period immediately preceding the effective date of such termination, plus (b) two times the annual incentive fee the Advisor would have been entitled to receive from us during the four-calendar-quarter period immediately preceding the effective date of such termination and (2) a fee equal to outside advisors of real estate investments trusts.

Expense reimbursement	For direct expenses incurred by our Advisor.
Incentive share options

Our Advisor could receive options to acquire additional common shares pursuant to our Share Option Plan only if our distributions in any year exceed $1.45 per common share and the Compensation Committee of our Board determines to grant such options.

(1)

Our Advisor is also permitted to earn miscellaneous compensation, which may include, without limitation, construction fees, escrow interest, property management fees, leasing commissions and insurance brokerage fees. The payment of any such compensation is generally limited to the competitive rate for the services being performed.

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Terms of Amended Advisory Agreement

In March 2007, our Board approved the amendment and restatement of our Advisory Agreement. The changes include the following:

Asset Management Fee. The Advisor will receive an asset management fee equal to 1.75% per annum of shareholders’ equity for the first $300 million of shareholders’ equity and 1.5% per annum of shareholders’ equity in excess of $300 million.

Annual Incentive Fee. The Advisor will be entitled to receive compensation for each fiscal year in an amount equal to:

25% of the dollar amount by which (A) adjusted funds from operations of the Company (before the annual incentive fee) per common share (based on the weighted average number of shares outstanding), excluding non-cash gains or losses due to the recording of fair value hedges, exceeds (B) the weighted average of (1) $20 (the price per common share in the Company’s initial public offering) and (2) the prices per common share of any follow-on offerings by the Company multiplied by the greater of (a) 9.0%; and (b) the ten-year U.S. treasury rate plus 2% per annum, multiplied by the weighted average number of common shares outstanding during such year.

Subject to any restrictions on the number of common shares that may be held by Advisor pursuant to the Company’s governing documents or law, a minimum of ten percent (10%) and a maximum of fifty percent (50%) of the annual incentive fee, as established by the Board in its sole discretion, may be paid in common shares using the fair market value of the common shares as of the due date (without extension) of the Company’s annual report on Form 10-K for the fiscal year in question.

Loan Origination Fees. Our Advisor is entitled to receive, with respect to each mortgage investment originated by us, all of the origination fees paid by borrowers under mortgages or other loans made by the Company. Notwithstanding the foregoing, in the event our Advisor is not entitled to an origination fee payable by a borrower under a loan originated for investment by the Company, the Advisor shall be entitled to an origination fee or a referral fee consistent with industry practice, amount and terms, to be paid by the Company.

Affiliated Transactions

During April 2006, we purchased a first mortgage loan from Centerline. Including this loan, during 2006 we partially or fully funded fifty-eight (58) first mortgage loans and subordinated notes, with a carrying amount totaling approximately $500.1 million, originated by Centerline Mortgage Capital Inc. (“Centerline Mortgage Capital”). Additionally, Centerline subsidiaries may act as a broker on our behalf from time to time in origination transactions. As permitted in the Advisory Agreement, Centerline Mortgage Capital received approximately $2.0 million in loan origination fees related to these originations, all of which were paid by the borrowers. In 2006, included in the origination activity above, we funded:

•	two (2) first mortgage loans aggregating $39.7 million to properties developed by a company controlled by the chairman of Centerline;
•	a first mortgage loan ($31.0 million) to a property of which a fund managed by a subsidiary of Centerline is the 99.98% limited partner of the borrower; and
•	a first mortgage loan ($22.0 million) to a property that has a preferred equity interest in it made by Centerline Urban Capital Fund I LLC, a fund managed by a subsidiary of Centerline.

During April 2006, we amended our loan agreement with Centerline to increase our borrowing capacity to $50.0 million and extend the maturity date of the facility to June 2007.

During September 2006, a subsidiary of Centerline funded a first mortgage note in the amount of approximately $27.3 million as part of a refinancing of one of our loans.

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During August 2006, we entered into a co-investment agreement with Centerline Real Estate Special Situations Mortgage Fund LLC (the "Fund"), a fund managed by a subsidiary of Centerline, whereby we and the Fund will participate equally in investment opportunities that are originated by affiliates and which meet the investment criteria of both companies.

During March 2007, a $32.5 million mezzanine loan was funded to a special-purpose entity controlled by the chairman of Centerline, who also controls a separate special-purpose entity that is guaranteeing the loan.

Review and Approval of Related Person Transactions

We review all relationships and transactions in which the Company and our Advisor and its affiliates, as well as our trustees and executive officers or their immediate family members are participants to determine whether the Advisor or such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Advisor, trustees and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction.

With respect to our Advisor, our bylaws contains our written policy requiring that any transaction with our Advisor or its affiliates requires approval of a majority of our independent trustees. Our Advisory Agreement, and each of the transactions noted above, were all approved by our independent Trustees and the Board in accordance with our bylaws.

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ACCOUNTING AND AUDIT INFORMATION

Audit Committee Report

The Audit Committee of our Board has issued the following report for the year ended December 31, 2006:

•	The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the integrity of the Company’s financial statements;
•

The Audit Committee has reviewed and discussed with our management our fiscal 2006 audited financial statements. The Audit Committee also reviewed management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2006;

•

The Audit Committee has discussed with Deloitte & Touche LLP (our independent registered public accounting firm) the matters required to be discussed by Statements on Auditing Standards No. 61 as amended by Statements on Auditing Standards No. 90;

•

The Audit Committee has received the written disclosures and letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (which related to the registered public accounting firm’s independence from our Company and its related entities) and has discussed with the registered public accounting firm their independence from us. The Audit Committee has concluded that the independent registered public accounting firm is independent of our Company and our Advisor, Centerline/AMAC Manager, Inc.; and

•

The Audit Committee has discussed significant accounting policies applied by our Company in our financial statements. The Audit Committee met periodically with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations of the financial statements and internal controls.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2006.

Submitted by the Audit Committee of our Board:

Stanley R. Perla – Chairman

Scott M. Mannes

Richard M. Rosan

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Independent Registered Public Accounting Firm

Deloitte & Touche LLP have been and are presently our independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions from holders of our common shares. In addition, such representatives will have the opportunity to make a statement if they desire to do so.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for the audit of our financial statements for the fiscal years ended December 31, 2006 and December 31, 2005, and fees for other services rendered by Deloitte & Touche during those periods.

	2006	2005
Audit fees (1)	$527,004	$392,250
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	$150,000	—
Total	$677,004	$392,250

(1)

Fees for audit services billed in 2006 and 2005 consisted of the audit of the Company’s annual financial statements and internal controls, reviews of the Company’s quarterly financial statements, comfort letters, consents and other services related to SEC matters. Costs of internal control audits represent an allocation from Centerline.

(2)	No audit-related services were rendered by Deloitte & Touche in 2006 or 2005.
(3)	Deloitte & Touche provided no tax compliance services in 2006 or 2005.
(4)	Represents agreed-upon procedures associated with our collateralized debt obligation financing. No other services were rendered by Deloitte & Touche during 2005.

All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of those services by Deloitte & Touche was compatible with the maintenance of Deloitte & Touche’s independence in the conduct of its auditing functions.

Policy on Pre-Approval of Independent Registered Public Accounting Firm Services

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by our Company’s independent registered public accounting firm.

On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises

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management if the Audit Committee approves the engagement of the independent registered public accounting firm. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to one or more of its members, provided that any pre-approvals are reported to the Audit Committee at its next regularly scheduled meeting.

EXPENSES OF SOLICITATION

We will bear the costs of the solicitation of proxies in connection with the Annual Meeting, including the costs of preparing, assembling and mailing proxy materials and the handling and tabulation of proxies received. In addition to the solicitation of proxies by mail, proxies may be solicited by Trustees of our Company, or officers and employees of our Advisor, for no additional compensation, by telephone, telegram, personal interviews or otherwise. Arrangements have also been made with brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of common shares held of record by these persons or firms with their nominees, and, in connection therewith, these firms will be reimbursed for their reasonable out-of-pocket expenses in forwarding these materials.

Other than as set forth above, neither we nor any other person acting on our behalf has retained any other person to make solicitations or recommendations to shareholders with respect to the approval of the proposals submitted to the shareholders for consideration at the Annual Meeting.

VOTING PROCEDURES

General

Computershare Trust Company, N.A. (the “Inspector”), has been appointed the inspector of elections. The Inspector will count all votes cast, in person or by submission of a properly executed proxy, received at or prior to the Annual Meeting. Abstentions and “broker non-votes” (nominees holding common shares for beneficial owners who have not voted on a specific matter) will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting.

However, abstentions and broker non-votes will have no effect on the vote for the election of the Trustees or the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Voting

You may vote by completing, signing and mailing the enclosed proxy card in the enclosed return envelope. In the alternative, you may also submit a proxy by telephone or on the Internet by following the instructions on the enclosed proxy card.  To submit a proxy on the Internet, log on to the Internet and go to http://www.investorvote.com, and follow the directions outlined on the secure website.  To submit a proxy by telephone, call toll-free 1-800- 652-VOTE (1-800 652-8683), and follow the instructions provided by the recorded message.  Even if you plan to attend the Annual Meeting in person, we urge you to return your proxy card or submit a proxy by telephone or on the Internet to assure the representation of your shares at the Annual Meeting.

Record Date

Only holders of our common shares of record at the close of business on April 13, 2007 are entitled to receive notice of, and to vote at, the Annual Meeting, or any postponements or adjournments thereof. As of that date, there were approximately 8,402,049 common shares issued and outstanding. Each common share entitles the record holder thereof to one vote, exercisable in person or by properly executed proxy, on all matters which properly come before the Annual Meeting (or any postponement or adjournment thereof).

Quorum; Adjournments

For purposes of the Annual Meeting, the presence, in person or by proxy, of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum. If a quorum is not obtained,

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the Annual Meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies which have theretofore effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same day for any other matter at a previous meeting.

Vote Required

The affirmative vote of a plurality of the votes actually cast by the holders of our common shares either in person or by proxy at the Annual Meeting is required for the election of each of the Trustee nominees. The affirmative vote of the holders of a majority of the common shares voting either in person or by proxy at the Annual Meeting is required to approve ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

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SHAREHOLDER PROPOSALS

Under SEC rule 14a-8, shareholder proposals for consideration at our 2008 annual meeting must be received by us at our principal executive office on or before December 24, 2007, in order to be included in the proxy statement and form of proxy relating to that meeting. In addition, our bylaws provide that for trustees to be nominated by shareholders to be properly presented at the annual meeting, we must receive a written notice at our principal executive office not later than March 13, 2008. For any other proposal other than trustee nominations, the notice must be received by us at our principal executive office by March 8, 2008, in order to be considered timely.

ANNUAL REPORT ON FORM 10-K

Upon written request by any shareholder entitled to vote at the meeting, we will furnish that person without charge a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2006, which is filed with the SEC, including the financial statements and schedules thereto. Requests should be addressed to Brenda Abuaf at American Mortgage Acceptance Company, 625 Madison Avenue, New York, New York, 10022.

OTHER BUSINESS

Our Board does not know of any other matters to be brought before the Annual Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

It is important that your common shares be represented at the Annual Meeting. If you are unable to be present in person, please complete, date, sign and return the enclosed stamped, self-addressed proxy card, submit a proxy on the Internet at http://www.investorvote.com, or submit a proxy by telephone by calling toll free (800) 652-VOTE ((800) 652-8683). Your failure to do so will increase the costs of operating our Company and decrease the return on your investment.

By Order of the Board of Trustees

J. Larry Duggins Chief Executive Officer
By Order of the Board of Trustees

April 26, 2007

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Appendix A

Categorical Standards for Determining Trustee Independence

In addition to complying with the rules of AMEX for a Trustee to be deemed “independent”, the Board of the Company shall affirmatively determine that the Trustee has no material relationship with the Company or its affiliates or any member of the senior management of the Company or its affiliates that would interfere with the exercise of independent judgment. The Board shall apply the following standards in determining who may not be deemed independent:

(a)

a Trustee who is, or during the past three years was, employed by the Company or by any parent or subsidiary of the Company, other than prior employment as an interim chairman or chief executive officer;

(b)

a Trustee who accepts or has an immediate family member who accepts any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during the current or any of the past three fiscal years, other than the following:

(i)	compensation for board service;
(ii)	payments arising solely from investments in the Company's securities;
(iii)	compensation paid to an immediate family member who is a non-executive employee of the Company or of a parent or subsidiary of the Company;
(iv)	compensation received for former service as an interim chairman or chief executive officer;
(v)	benefits under a tax-qualified retirement plan;
(vi)	non-discretionary compensation;
(vii)	loans permitted under Section 13(k) of the Securities Exchange Act;
(viii)

loans from a financial institution provided that such loans: (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public; (iii) did not involve more than a normal degree of risk or other unfavorable factors; and (iv) were not otherwise subject to the specific disclosure requirements of SEC Regulation S-K, Item 404; or

(ix)

payments from a financial institution in connection with the deposit of funds or the financial institution acting in an agency capacity, provided such payments were: (i) made in the ordinary course of business; (ii) made on substantially the same terms as those prevailing at the time for comparable transactions with the general public; and (iii) not otherwise subject to the disclosure requirements of SEC Regulation S-K, Item 404;

(c)

a Trustee who is an immediate family member of an individual who is, or has been in any of the past three years, employed by the Company or any parent or subsidiary of the Company as an executive officer;

(d)

a Trustee who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

(e)

a Trustee who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of Company's executive officers serve on that entity's compensation committee; or

(f)

a Trustee who is, or has an immediate family member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

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Appendix B

AMERICAN MORTGAGE ACCEPTANCE COMPANY

Charter of the Audit Committee of the Board of Trustees

I.	PURPOSE

The Audit Committee is established by and amongst the Board of Trustees for the primary purpose of assisting the board in:

•	overseeing the integrity of the Company’s financial statements,
•	overseeing the Company’s compliance with legal and regulatory requirements,
•	overseeing the independent auditor’s qualifications and independence,
•	overseeing the performance of the company’s independent auditor,
•	overseeing the Company’s internal audit and / or Sarbanes-Oxley (“SOX”) compliance program, and
•	overseeing the Company’s system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established.

Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee should also provide an open avenue of communication among the independent auditors, internal auditors financial and senior management, and the Board of Trustees.

The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities

The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and to any advisors that the Audit Committee chooses to engage, and for ordinary administrative expenses incurred in the course of carrying out their duties.

The Audit Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this Charter. The Audit Committee will report regularly to the Board of Trustees regarding the execution of its duties and responsibilities.

II.	COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of three or more trustees as determined by the Board, each of whom shall be independent trustees (as defined by all applicable rules and regulations), and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Each trustee shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on the Committee as set forth in the corporate governance standards of any Stock Exchange on which the Company’s shares are traded. All members of the Committee shall have a working familiarity with basic finance and accounting practices. The board shall determine whether at least one member of the Committee qualifies as an “audit committee financial expert” in compliance with the criteria established by the SEC and other relevant regulations. The Company will disclose, in periodic filings as required by the SEC, (i) the name of the “audit committee financial expert” and whether or not he or she is independent, or (ii) the reason for the absence of a current “audit committee financial expert”. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. The Board has determined that simultaneous service on more than one Audit Committee would not impair the ability of any trustee to effectively serve on the Company’s audit committee.

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The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. Each regularly scheduled meeting shall conclude with an executive session of the Committee absent members of management and on such terms and conditions as the Committee may elect. As part of its job to foster open communication, the Committee should meet periodically with management, internal auditors and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet quarterly with the independent auditors and management to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The Company’s internal audit department, including SOX compliance, will be functionally responsible to the Chair of the Committee and for administrative purposes will report to the Chief Financial Officer.

III.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports/Accounting Information Review

1.	Review this Charter periodically, at least annually, and recommend to the Board of Trustees any necessary amendments as conditions dictate.
2.

Review and discuss with management and the Company’s internal audit department the Company’s annual financial statements, quarterly financial statements, and all internal controls reports (or summaries thereof). Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302, 404 and 906) and relevant reports rendered by the independent auditors (or summaries thereof).

3.

Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Review with financial management and the independent auditors the 10-Q prior to its filing (or prior to the release of earnings).

4.	Review earnings press releases with management, including review of “pro-forma” or “adjusted” non-GAAP information.
5.

Discuss with management financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

6.	Oversee compliance with the Company’s Code of Conduct and oversee and review such code and recommend changes as necessary.

Independent Auditors

7.

Appoint (subject to shareholder ratification, if applicable), compensate, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the audit committee and the audit committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise. The committee will review the experience and qualifications of senior members of the independent

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audit team annually and ensure that all partner rotation requirements, as promulgated by applicable rules and regulations, are executed.

8.

Review with the independent auditor any audit problems or difficulties and management’s response; review the independent auditor’s attestation and report on management’s internal control report; and hold timely discussions with the independent auditors regarding the following:

•	all critical accounting policies and practices;
•

all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

•	other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences; and
•

an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

9.	At least annually, obtain and review a report by the independent auditor describing:
•	the firm’s internal quality control procedures;
•

any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	(to assess the auditor’s independence) all relationships between the independent auditor and the Company.
10.

Review and pre-approve both audit and non-audit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002 considering whether the auditor’s performance of such services is compatible with the auditor’s independence. Approval of non-audit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

11.	Set clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditor.

Financial Reporting Processes and Accounting Policies

12.

In consultation with the independent auditors, review the integrity of the organization’s financial reporting processes (both internal and external), and the internal control structure (including disclosure controls).

13.

Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

14.

Review analyses prepared by management (and the independent auditor as noted in item 7 above) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

15.	Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

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16.	Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting, or auditing matters.
17.	Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

Legal Compliance and Risk Management

18.	Review, with the organization’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.
19.

Discuss policies with respect to risk assessment and risk management. Such discussions should include the Company’s major financial and accounting risk exposures and the steps management has undertaken to control them.

Internal Auditors and/ or SOX Compliance

20.

Appoint, compensate, and oversee the work performed by internal auditors (including Company personnel with responsibility for managing the function). Review the performance of the internal auditors and replace the internal auditors if circumstances warrant.

21.

Review, at least annually, the scope and results of the internal audit program, procedures for implementing accepted recommendations made by the independent auditors, and any significant matters contained in reports from the internal audit department.

22.

At least annually, obtain and review a report by the internal auditors describing items such as the integrity of the Company’s financial reporting processes (both internal and external), the internal control structure (including disclosure controls), the adequacy of internal controls and any special audit steps adopted in light of material control deficiencies. Review status updates on testing and work performed pursuant to Sections 404 and 302 of the Sarbanes-Oxley Act 2002. Review the internal control gaps and the remediation plan for deficient controls.

23.	Oversee the resolution of disagreements between management and the internal auditors in the event that they arise.

Other Responsibilities

24.

Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

25.	Prepare the report that the SEC requires be included in the Company’s annual proxy statement.
26.	Annually, perform a self-assessment relative to the Audit Committee’s purpose, duties and responsibilities outlined herein.
27.	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

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